SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 26, 2018

Date of Report (Date of earliest event reported)

RenovaCare, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30156

(Commission File Number)

59-3509694

(I.R.S. Employer Identification No.)

9375 East Shea Blvd.

Suite 107-A

Scottsdale, AZ 85260

(Address of principal executive offices)

888-398-0202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On November 26, 2018, RenovaCare, Inc. (the “Company”) entered into Subscription Agreements (each, a “Subscription Agreement”) with Kalen Capital Corporation, a private corporation owning in excess of 10% of the Company's issued and outstanding common stock ("KCC"), for the purchase and sale of 10,335,000 units of the Company's equity securities (the “Units”) at a price of $1.50 per Unit, pursuant to a private placement offering conducted by the Company (the “Offering”) for (i) aggregate cash proceeds of $14,407,500 and (ii) conversion of $1,095,000 principal amount of outstanding loan indebtedness.

The Unit price represents a discount of $0.03 from the closing price on November 23, 2018 and a $0.05 discount to the 20-day lookback of the closing price of the Company's common stock as quoted on the OTC Markets Pink Sheets for the 20 trading days prior to the Closing Date. Each Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series I Stock Purchase Warrant to purchase one (1) share of common stock at a price of $2.00 per share for a period of seven (7) years commencing on the date the Warrants are first issued. (the “Series I Warrants”).

The Series I Warrants do not have a cashless exercise provision. KCC does not have any registration rights with respect to the shares comprising a part of the Units or issuable upon exercise of the Series I Warrants.

The Company intends to use the proceeds from the Offering to continue the development and commercialization efforts of its novel SkinGunTM and CellMistTM System and its underlying technology and for general corporate purposes.

In connection with the Offering, the Company entered into agreements (collectively, the “Amendatory Agreements”) with KCC pursuant to which KCC agreed to convert the $1,095,000 principal indebtedness Accrued and unpaid interest thereon will be evidenced by a 2-year promissory note convertible into shares of the Company’s common stock at a price of $2.00 per share. The note may be repaid by the Company at any time without penalty.

The summary of the terms of the Offering included in this Current Report on Form 8-K (this “Report”) does not purport to be complete and is qualified in its entirety by reference to the Form of Series I Warrant and the Form of Subscription Agreement, and the Amendatory Agreements attached as Exhibits 4.1 and 10.1, 10.2 and 10.3 respectively (collectively, the “Transaction Documents”) and are incorporated by reference herein; capitalized but undefined terms used in this Report have the meaning ascribed to such term as set forth in the Transaction Documents.

The forms of the Transaction Documents and the Amendatory Agreements have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company's public disclosures.

The securities were issued to the Investors pursuant to exemptions from the registration requirements afforded by, among others, Regulation D and Regulation S as certain of the Investors were not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Report is incorporated by reference into this Item 3.02.

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Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Series I Stock Purchase Warrant

10.1	Form of Subscription Agreement

10.2	Amendment dated November 26, 2018 to the February 23, 2017 Loan Agreement, as amended, by and between RenovaCare, Inc. and Kalen Capital Corporation.

10.3	Amendment dated November 26, 2018 to the September 9, 2016 Loan Agreement, as amended, by and between RenovaCare, Inc. and Kalen Capital Corporation.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 30, 2018.

RenovaCare, Inc.

By:	/s/ Thomas Bold
Name:	Thomas Bold
Title:	President

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